Exhibit 99.1

Tripadvisor Reports Second Quarter 2020 Financial Results

NEEDHAM, MA, August 6, 2020 — Tripadvisor, Inc. (NASDAQ: TRIP) today announced financial results for the second quarter ended June 30, 2020.

“Our second quarter results reflect the historic impact the COVID-19 pandemic is having on our business and on the travel industry. Significant year-over-year impacts persist and near-term visibility remains low. That said, we are encouraged that consumer travel demand trends have been gradually improving since the April nadir. Travel’s recovery path will likely be uneven by geography and by sector as businesses and borders reopen and consumer confidence in their own health and safety is restored. Accordingly, we are leveraging our platform’s core strengths to help customers, and redoubling strategic efforts to emerge in a strong position on the other side of this pandemic,” said Chief Executive Officer Steve Kaufer.

Chief Financial Officer Ernst Teunissen added, “In light of the unknowns, we have planned with conservatism. During Q2 we took swift, concerted action to preserve cash and maintain our solid financial position. We are operating prudently and are well prepared for a variety of recovery scenarios.”

Update on COVID-19 impacts, and Tripadvisor’s response

Consumer demand. Since late February, the COVID-19 pandemic has significantly impacted consumer demand for travel. In April, May, and June, monthly unique users on Tripadvisor sites were approximately 33%, 45%, and 60%, respectively, of last year’s comparable period.

Revenue. Q2 revenue of $59 million was modestly better than we anticipated, and we observed an improving monthly trend in the back half of the quarter. April and May consolidated revenue was approximately 10% of last year’s comparable period and June revenue was approximately 20% of last year’s comparable period.

Expense Management. Last quarter, we outlined significant discretionary and workforce-related cost reduction measures and identified target savings levels in Q2 and Q3. We are tracking in line with those targets.

Additionally, in Q2, the Company incurred pre-tax restructuring and related reorganization costs of $33 million, which was in line with previously communicated expectations.

Liquidity. As of June 30, 2020, Tripadvisor had $698 million of cash and cash equivalents, a decrease of $100 million from March 31, 2020 and had $700 million of outstanding borrowings from our revolving credit facility. As previously announced, on May 5, 2020, we amended our revolving credit facility to, among other things, replace the leverage ratio covenant with a minimum liquidity covenant ending prior to the fiscal quarter ending September 30, 2021 (or such earlier date as elected by the Company), as well as downsize its capacity to $1.0 billion from $1.2 billion.

Subsequent to the end of the quarter, on July 9, 2020, we completed the sale of $500 million aggregate principal amount of 7.000% senior notes due July 15, 2025 (the "Senior Notes") in a private offering. The Indenture provides, among other things, that interest will be payable on the Senior Notes on January 15 and July 15 of each year, beginning on January 15, 2021, until their maturity date of July 15, 2025. The Senior Notes will be senior unsecured obligations of the Company and will be guaranteed by each of its domestic subsidiaries that guarantees the Company’s 2015 Credit Facility. In the third quarter of 2020, the Company used all the net proceeds from the Senior Notes, or $490 million, net of approximately $10 million in debt issuances costs, to repay a portion of our 2015 Credit Facility borrowings that existed as of June 30, 2020.

Cares Act Relief.  Based on our preliminary evaluation of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), we qualify for certain employee retention payroll tax credits and the deferral of payroll and other tax payments in the future, as well as certain income tax related provisions. We expect to receive a cash refund of federal income taxes in the second or third quarter of 2021 when our 2020 tax return is filed due to a five-year carryback of net operating loss incurred in 2020.

Second Quarter 2020 Summary

	Three months ended June 30,
(In millions, except percentages and per share amounts)	2020	2019	% Change
Total Revenue	$59	$422	(86)%
Hotels, Media & Platform	$38	$254	(85)%
Experiences & Dining	$14	$125	(89)%
Other	$7	$43	(84)%

GAAP Net Income (Loss)	$(153)	$34	n.m.

Total Adjusted EBITDA (1)	$(74)	$128	n.m.
Hotels, Media & Platform	$(33)	$108	n.m.
Experiences & Dining	$(38)	$7	n.m.
Other	$(3)	$13	n.m.

Non-GAAP Net Income (Loss) (1)	$(102)	$64	n.m.

Diluted Earnings (Loss) per Share:
GAAP	$(1.14)	$0.24	n.m.
Non-GAAP (1)	$(0.76)	$0.45	n.m.

Cash flow from operating activities	$(78)	$181	n.m.
Free cash flow (1)	$(93)	$160	n.m.

n.m. = not meaningful

(1)

“Adjusted EBITDA”, “Non-GAAP Net Income (Loss)”, “Non-GAAP Diluted Earnings (Loss) per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Second Quarter 2020 Revenue by Source

	Three months ended June 30,
(In millions, except percentages)	2020	2019	% Change
Hotels, Media & Platform
Tripadvisor-branded hotels	$31	$211	(85)%
Tripadvisor-branded display and platform	7	43	(84)%
Experiences & Dining	14	125	(89)%
Other (1)	7	43	(84)%
Total Revenue	$59	$422	(86)%
(1)	Other consists of our Rentals, Flights & Car, Cruises, and Tripadvisor China business units.

Conference Call

Tripadvisor posted prepared remarks and supplemental financial information on the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com. Tripadvisor will host a conference call tomorrow, August 7, 2020, at 8:30 a.m., Eastern Time, to discuss Tripadvisor’s second quarter 2020 operating results, as well as other forward-looking information about Tripadvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on Tripadvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 5898743) until August 14, 2020 and the webcast will be accessible at http://ir.tripadvisor.com/events-and-presentations for at least twelve months following the conference call.

About Tripadvisor

Tripadvisor, the world's largest travel platform*, helps 463 million travelers each month** make every trip their best trip. Travelers across the globe use the Tripadvisor site and app to browse more than 867 million reviews and opinions of 8.7 million accommodations, restaurants, experiences, airlines and cruises. Whether planning or on a trip, travelers turn to Tripadvisor to compare low prices on hotels, flights and cruises, book popular tours and attractions, as well as reserve tables at great restaurants. Tripadvisor, the ultimate travel companion, is available in 49 markets and 28 languages.

The subsidiaries of Tripadvisor, Inc. (NASDAQ:TRIP), own and operate a portfolio of travel media brands and businesses, operating under various websites and apps, including the following websites: www.bokun.io, www.cruisecritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.bookatable.co.uk, and www.delinski.com), www.helloreco.com, www.holidaylettings.co.uk, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.seatguru.com, www.singleplatform.com, www.vacationhomerentals.com, and www.viator.com.

*   Source: Jumpshot for Tripadvisor Sites, worldwide, November 2019

** Source: Tripadvisor internal log files, average monthly unique visitors, Q3 2019

Tripadvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenue	$59	$422	$337	$798

Costs and expenses:
Cost of revenue (1)	10	27	29	48
Selling and marketing (1)	54	180	179	357
Technology and content (1)	51	74	120	148
General and administrative (1)	43	45	94	88
Depreciation and amortization	32	30	64	61
Restructuring and other related reorganization costs	33	—	42	—
Total costs and expenses	223	356	528	702
Operating income (loss)	(164)	66	(191)	96
Total other income (expense), net	(15)	2	(16)	5
Income (loss) before income taxes	(179)	68	(207)	101
(Provision) benefit for income taxes	26	(34)	38	(41)
Net income (loss)	$(153)	$34	$(169)	$60

Earnings (loss) per share attributable to common stockholders:
Basic	$(1.14)	$0.24	$(1.25)	$0.43
Diluted	$(1.14)	$0.24	$(1.25)	$0.43

Weighted average common shares outstanding:
Basic	134	139	135	139
Diluted	134	141	135	141

(1) Includes stock-based compensation expense as follows:

Cost of revenue	$—	$—	$1	$—
Selling and marketing	$4	$6	$7	$11
Technology and content	$9	$14	$20	$27
General and administrative	$12	$12	$23	$22

Tripadvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$698	$319
Accounts receivable and contract assets, net of allowance for credit losses of $32 and $25, respectively	74	183
Income taxes receivable	55	4
Prepaid expenses and other current assets	26	27
Total current assets	853	533
Property and equipment, net of accumulated depreciation of $347 and $319, respectively	259	270
Operating lease right-of-use assets	63	74
Intangible assets, net of accumulated amortization of $184 and $173, respectively	95	110
Goodwill	837	840
Deferred income taxes, net	6	7
Non-marketable investments	41	55
Other long-term assets, net of allowance for credit losses of $5 and $0, respectively	95	95
TOTAL ASSETS	$2,249	$1,984

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13	$11
Deferred merchant payables	57	159
Deferred revenue	38	62
Accrued expenses and other current liabilities	141	203
Total current liabilities	249	435
Long-term debt	700	—
Deferred income taxes, net	13	8
Other long-term liabilities	375	380
Total Liabilities	1,337	823

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 140,412,251 and 138,698,307, respectively
Shares outstanding: 121,567,637 and 124,581,773, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,193	1,150
Retained earnings	509	681
Accumulated other comprehensive income (loss)	(68)	(63)
Treasury stock-common stock, at cost, 18,844,614 and 14,116,534 shares, respectively	(722)	(607)
Total Stockholders’ Equity	912	1,161
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,249	$1,984

Tripadvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Operating activities:
Net income (loss)	$(153)	$34	$(169)	$60
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32	30	64	61
Stock-based compensation expense	25	32	51	60
Deferred income tax expense (benefit)	(3)	8	6	17
Provision for expected credit losses and other, net	20	3	24	6
Changes in operating assets and liabilities, net of effects from acquisitions and other investments:	1	74	(124)	159
Net cash provided by (used in) operating activities	(78)	181	(148)	363

Investing activities:
Capital expenditures, including internal-use software and website development	(15)	(21)	(36)	(38)
Purchases of marketable securities	—	(30)	—	(69)
Maturities of marketable securities	—	5	—	20
Other investing activities, net	1	—	2	—
Net cash used in investing activities	(14)	(46)	(34)	(87)

Financing activities:
Repurchase of common stock	—	—	(115)	—
Proceeds from 2015 credit facility	—	—	700	—
Payment of financing costs from 2015 credit facility	(4)	—	(4)	—
Proceeds from exercise of stock options	—	1	—	1
Payment of withholding taxes on net share settlements of equity awards	(3)	(4)	(17)	(26)
Payments of finance lease obligation	(1)	(1)	(3)	(3)
Net cash provided by (used in) financing activities	(8)	(4)	561	(28)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(1)	—	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	(100)	130	379	246
Cash, cash equivalents and restricted cash at beginning of period	798	771	319	655
Cash, cash equivalents and restricted cash at end of period	$698	$901	$698	$901

Tripadvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended
	June 30, 2020	June 30, 2019	% Change
Revenue:
Hotels, Media & Platform	$38	$254	(85)%
Experiences & Dining	14	125	(89)%
Other (1)	7	43	(84)%
Total revenue	$59	$422	(86)%
Adjusted EBITDA:
Hotels, Media & Platform	$(33)	$108	n.m.
Experiences & Dining	(38)	7	n.m.
Other (1)	(3)	13	n.m.
Total Adjusted EBITDA (2)	$(74)	$128	n.m.
Adjusted EBITDA Margin:
Hotels, Media & Platform	(87)%	43%
Experiences & Dining	(271)%	6%
Other (1)	(43)%	30%
Total Adjusted EBITDA Margin (2)	(125)%	30%

Net Income (Loss) (3)	$(153)	$34
Net Income (Loss) Margin	(259)%	8%

	Six Months Ended
	June 30, 2020	June 30, 2019	% Change
Revenue:
Hotels, Media & Platform	$207	$508	(59)%
Experiences & Dining	97	206	(53)%
Other (1)	33	84	(61)%
Total revenue	$337	$798	(58)%
Adjusted EBITDA:
Hotels, Media & Platform	$20	$212	(91)%
Experiences & Dining	(57)	(17)	235%
Other (1)	3	22	(86)%
Total Adjusted EBITDA (2)	$(34)	$217	n.m.
Adjusted EBITDA Margin:
Hotels, Media & Platform	10%	42%
Experiences & Dining	(59)%	(8)%
Other (1)	9%	26%
Total Adjusted EBITDA Margin (2)	(10)%	27%

Net Income (Loss) (3)	$(169)	$60
Net Income (Loss) Margin	(50)%	8%

n.m. = not meaningful

(1)	Other consists of the combination of our Rentals, Flights & Car, Cruises, and Tripadvisor China business units.
(2)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(3)	This amount reflects our consolidated GAAP Net Income (Loss) for the periods presented. Tripadvisor does not calculate or report net income (loss) by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange, as well as other measures.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as Net Income (Loss) plus: (1) provision (benefit) for income taxes; (2) other income (expense), net; (3) depreciation and amortization; (4) stock-based compensation and other stock-settled obligations; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves and settlements; (7) restructuring and other related reorganization costs; and (8) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. During the fourth quarter of 2019, the Company revised its Adjusted EBITDA definition to exclude restructuring and other related reorganization costs, as the Company believes these costs are not directly tied to the ongoing core operations of our business. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance. This revision to our Adjusted EBITDA definition did not have a material impact on our segment or non-GAAP financial results for any period prior to the three months and year ended December 31, 2019, and therefore no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on consolidated GAAP results in any period.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt, if any;
•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, such as legal reserves and settlements and restructuring and other related reorganization costs;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss)” as GAAP net income (loss) excluding, net of their related tax effects (which excludes the impact of significant one-time changes resulting from tax legislation or significant legislation that impacts tax, such as the CARES Act): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; (5) restructuring and other related reorganization costs; and (6) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income (loss) is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance. During the fourth quarter of 2019, the Company revised its non-GAAP net income (loss) definition to exclude restructuring and other related reorganization costs, as the Company believes these costs are not directly tied to the ongoing core operations of our businesses. The Company believes this change better enables management and investors to compare financial results between periods as these costs may vary independent of business performance. This revision to our non-GAAP net income (loss) definition did not have a material impact on our segment or non-GAAP financial results for any period prior to the three months and year ended December 31, 2019, and therefore no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on consolidated GAAP results in any period.

Tripadvisor defines “non-GAAP net income (loss) per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using GAAP diluted shares determined under the treasury stock method.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

Tripadvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

Tripadvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Tripadvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the estimated effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

Tripadvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(153)	$34	$(169)	$60
Add: Provision (benefit) for income taxes	(26)	34	(38)	41
Add: Other (income) expense, net	15	(2)	16	(5)
Add: Depreciation and amortization	32	30	64	61
Add: Restructuring and other related reorganization costs	33	—	42	—
Add: Stock-based compensation expense	25	32	51	60
Adjusted EBITDA (Non-GAAP)	$(74)	$128	$(34)	$217

Revenue (GAAP)	$59	$422	$337	$798

Net Income (loss) margin (GAAP)	(259)%	8%	(50)%	8%
Adjusted EBITDA margin (Non-GAAP) (1)	(125)%	30%	(10)%	27%

Reconciliation from GAAP Net Income (Loss) and GAAP Net Income (Loss) per diluted share to Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share:
GAAP Net Income (Loss)	$(153)	$34
Add: Stock-based compensation expense	25	32
Add: Restructuring and other reorganization costs	33	—
Add: Amortization of intangible assets	6	7
Add: (Gain)/Loss on investment	(1)	—
Add: Loss on sale of business	5	—
Subtract: Income tax effect of Non-GAAP adjustments (2)	12	9
Subtract: Income tax impact related to CARES Act (3)	5	—
Non-GAAP net income (loss)	$(102)	$64

GAAP diluted shares	134	141

GAAP Net Income (Loss) per diluted share	$(1.14)	$0.24
Non-GAAP net income (loss) per diluted share (4)	$(0.76)	$0.45

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by (used in) operating activities (GAAP)	$(78)	$181
Subtract: Capital expenditures	15	21
Free cash flow (Non-GAAP)	$(93)	$160
(1)	Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense for the periods presented.

(3)

Represents a tax benefit of $5 million recorded in connection with the passage of the CARES Act, pertaining to the rate differential on net operating loss carrybacks recorded during the three months ended June 30, 2020.

(4)	Tripadvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by GAAP diluted shares.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(781) 800.7848

ir@tripadvisor.com

Media

(781) 800.5061

uspr@tripadvisor.com